Forms of Letters from the Partnership to Limited Partners

EXHIBIT E

FORMS OF LETTERS FROM THE PARTNERSHIP TO LIMITED PARTNERS IN

CONNECTION WITH ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE INTEREST IN THE PARTNERSHIP.

[August 28, 2006]

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) has received and accepted for purchase your tender of your limited partnership interest in the Partnership.

Because you have tendered and the Partnership has purchased your entire investment, you have been paid a note (the “Note”) entitling you to receive an initial payment in an amount equal to at least 90% of the purchase value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of September 30, 2006, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than July 17, 2006, unless the valuation date of the interests in the Partnership has changed, or the Partnership has requested a withdrawal of its capital from the investment funds in which it invests.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2006.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

[October __, 2006]

Dear Limited Partner:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”).

Because you have tendered and the Partnership has purchased your entire investment, you have been paid an amount equal to at least 90% of the value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of September 30, 2006, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated.

The balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2006.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR INTEREST IN THE PARTNERSHIP.

[August 28, 2006]

Dear Limited Partner:

Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”) has received and accepted for purchase your tender of a portion of your limited partnership interest in the Partnership.

Because you have tendered and the Partnership has purchased a portion of your investment, you have been paid a note (the “Note”). The Note entitles you to receive an initial payment in an amount equal to at least 90% of the value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of September 30, 2006, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated no later than July 17, 2006, unless the valuation date of the interests in the Partnership has changed or the Partnership has requested a withdrawal of its capital from the investment funds in which it invests, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer.

The terms of the Note provide that a post-audit payment representing the balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2006.

You remain a limited partner of the Partnership with respect to the portion of your interest in the Partnership that you did not tender.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

[October __, 2006]

Dear Limited Partner:

Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in Morgan Stanley Institutional Fund of Hedge Funds LP (the “Partnership”).

Because you have tendered and the Partnership has purchased a portion of your investment, you have been paid an amount equal to at least 90% of the value of the purchased interest in the Partnership based on the unaudited net asset value of the Partnership as of September 30, 2006, in accordance with the terms of the tender offer. A cash payment in this amount has been wire transferred to the account designated by you in your Letter of Transmittal dated.

The balance of the purchase amount, if any, will be paid to you after the completion of the Partnership’s fiscal year-end audit for the fiscal year ending December 31, 2006 and is subject to fiscal year-end audit adjustment. This amount will be paid promptly after the conclusion of the fiscal year-end audit according to the terms of the tender offer. We expect this audit to be completed no later than 60 days after December 31, 2006.

You remain a limited partner of the Partnership with respect to the portion of your interest in the Partnership that you did not tender.

Should you have any questions, please feel free to contact Robin Coroniti at Morgan Stanley Alternative Investment Partners LP at (610) 260-7600.

Sincerely,

Morgan Stanley Institutional Fund of Hedge Funds LP

Enclosure

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